UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2010

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Letter Agreement and Joint Venture

On June 29, 2010, we entered into a letter agreement with Northern Dynasty Minerals Ltd. (“Northern Dynasty”), whereby Northern Dynasty agreed to advance to our company funds in order to discharge all of our secured notes issued on May 11, 2007, August 28, 2008, May 21, 2009 and August 14, 2009.  The Company has sold 60.7 square kilometers (23.4 square miles out of the Company’s original 177 square miles, or 13% of its Big Chunk and Bonanza Hills acreage) in consideration for both a $1,000,000 cash payment and a convertible loan from Northern Dynasty in the amount of $3,000,000.  The purchase of the claims and the loan are interdependent.  The loan is secured by the Company’s Big Chunk and Bonanza Hills properties in Alaska.

As part of the transaction noted above, subject to negotiating and signing a definitive earn-in option and joint venture agreement, Northern Dynasty can earn a 60% interest in the Company’s Big Chunk and Bonanza Hills projects in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years.  The borrowings from Northern Dynasty may be applied as part of Northern Dynasty’s earn-in requirements.  Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty may elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor is performed, or a cash payment in lieu of labor is made, in order to fulfil the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in.

Loan Terms

The Loan is a secured convertible loan, secured against our company’s assets.  The Loan is due for repayment 45 days after the earlier to occur of:  (i) Northern Dynasty’s completion if its earn-in to the Joint Venture Claims unless it has elected to deem the entire outstanding balance of the Loan (including interest thereon) to be part of the earn-in expenditure requirements and (ii) termination of Northern Dynasty’s earn-in right by voluntary abandonment provided that $1,000,000 in expenditures has been made; or (iii) termination of Northern Dynasty’s earn-in right on account of a superior third party joint venture offer.  The Loan bears interest at 10% per year calculated monthly, until it is repaid or deemed repaid.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the Loan will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our company’s shares were listed on the TSX Venture Exchange.

The Loan may be pre-paid by our company without penalty at any time on 10 days prior notice during which time Northern Dynasty’s conversion rights are unaffected.

Item 1.02 Termination of a Material Definitive Agreement.

We fully paid out our secured lenders under convertible notes issued on May 11, 2007, August 28, 2008, May 21, 2009 and August 14, 2009.  All security held by the secured lenders has been surrendered and is in the process of being released.

Item 9.01	Financial Statements and Exhibits
10.1	Letter Agreement with Northern Dynasty Minerals Ltd. dated June 29, 2010.
99.1	News Release dated July 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:

/s/ James Briscoe
James Briscoe, President and Director
Date:  July 8, 2010